Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FIRST QUARTER 2014
FINANCIAL RESULTS
45th Consecutive Profitable Quarter
First Quarter Fully Diluted Earnings per Share of $1.86

 LAS VEGAS. April 23, 2014 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the first quarter 2014, as well as comparisons to prior year equivalents:

Unaudited	Three months ended March 31,
	2014	2013	Change
Total operating revenue (millions)	$302.5	$273.0	10.8%
Operating income (millions)	$57.3	$52.4	9.4%
Operating margin	18.9%	19.2%	(0.3)pp
EBITDA (millions)	$75.8	$69.4	9.2%
EBITDA margin	25.1%	25.4%	(0.3)pp
EBITDAR (millions)	$85.3	$69.7	22.4%
EBITDAR margin	28.2%	25.5%	2.7pp
Net income (millions)	$34.2	$31.9	7.2%
Diluted earnings per share	$1.86	$1.65	12.7%
Return on capital employed *	16.5%	16.9%	(0.4)pp
* - see appendix for calculation

“We are very proud to report our 45th consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “We are pleased to produce another profitable quarter despite significant operational challenges and unusually high one-time costs that impacted our overall financial performance. This was a very difficult operational quarter as we navigated through significant flight crew availability issues stemming from external factors that occurred last year. I am happy to report that our Team Members overcame this adversity and pulled together another solidly profitable quarter."

Notable company highlights

•	Integrated A320 aircraft into scheduled operations. Ended the quarter operating three A319 and seven A320 aircraft

•	A319 and A320 fleet accounted for 17.9 percent of total ASM production during the quarter

•	Integrated two MD-80 aircraft configured with 166 seats to the fleet in March. Ended the quarter operating 53 166 seat MD-80 aircraft

Allegiant Q1 2014 Earnings

•	Completed the reconfiguration of the 757 fleet from 223 seats to 215 seats and added six Giant Seats per aircraft

•	Announced a seasonal base in Myrtle Beach, SC which will support two aircraft, beginning in late May

•	Announced 12 new routes to begin operation in the second quarter

•	Returned $114 million to shareholders through share repurchases and a special dividend paid in January

•	In April, prepaid $121.3 million term loan facility using unrestricted cash and proceeds from a new $45.3 million loan through Wells Fargo Bank, collateralized by 53 MD-80 aircraft

•	Re-elected John Redmond to the Board of Directors in April. Mr. Redmond previously served on the board from Oct 2007 to June 2013

First quarter 2014 revenue performance

•	Achieved all-time highs in average fare, ancillary air related charges, and total fare on a per passenger basis

•	Same store routes, those operated in both the first quarter 2014 and 2013, generated a two percent increase in TRASM

	1Q14	1Q13	Change
Scheduled Service:
Average fare - scheduled service	$99.52	$97.54	2.0%
Average fare - ancillary air-related charges	$41.79	$41.64	0.4%
Average fare - ancillary third party products	$5.20	$5.81	(10.5)%
Average fare - total	$146.51	$144.99	1.0%
Scheduled service passenger revenue per ASM (PRASM) (cents)	8.74	8.60	1.6%
Total scheduled service revenue per ASM (TRASM) (cents)	12.87	12.79	0.6%
Load factor	88.5%	89.8%	-1.3pp
Passengers (millions)	2.0	1.8	10.9%
Average passengers per departure	147	148	(0.7)%
Average scheduled service stage length (miles)	977	978	(0.1)%
 ASMs = available seat miles
PRASM = scheduled passenger revenue per scheduled available seat mile
TRASM = (scheduled passenger revenue + ancillary air revenue + ancillary third party revenue) per scheduled available seat mile

Third party products performance

•
Car rental days, primarily driven by growth in our Florida and Phoenix destinations, increased 12.5 percent on a 10.9 percent increase in scheduled passengers. Car rental production drove a net revenue increase of 12.0 percent versus the prior year

•
Hotel rooms nights sold outside Las Vegas increased 10.1 percent, while Las Vegas hotel room nights decreased 12.1 percent from the prior year. The company’s previous pre-purchase agreement for discounted rooms in Las Vegas concluded in the third quarter of 2013. The company entered into a new pre-purchase room agreement with the same gaming company late in the fourth quarter with current market rates which are not as attractive as the prior deal due to the improved Las Vegas hotel market

Allegiant Q1 2014 Earnings

Supplemental Ancillary Revenue Information Unaudited (millions)	1Q14	1Q13	Change
Gross ancillary revenue - third party products	$35.7	$34.3	4.1%
Cost of goods sold	($24.7)	($23.0)	7.4%
Transaction costs*	($0.5)	($0.6)	(16.7)%
Ancillary revenue - third party products	$10.6	$10.7	(0.8)%
As percent of gross	29.7%	31.2%	(1.5)pp
As percent of income before taxes	19.6%	21.2%	(1.6)pp
Ancillary revenue - third party products/scheduled passenger	$5.20	$5.81	(10.5)%

Hotel room nights (thousands)	143.8	156.5	(8.1)%
Rental car days (thousands)	281.3	250.1	12.5%
* - Includes payment expenses and travel agency commissions.

First quarter 2014 cost performance

•	Total operating expense per ASM (CASM) increased one percent

•
CASM ex fuel was substantially impacted by nonrecurring expenses related to training and crew availability delays. These delays drove an additional $12.0 million in incremental expense in the form of labor inefficiencies, aircraft sub-service, crew training and displacement costs

•	Fuel expense per ASM declined 8.8 percent due to a four percent increase in ASMs per gallon, and a five percent decrease in average cost per gallon

•
Salaries and benefits expense increased 12.8 percent versus last year primarily due to a 13.1 percent increase in the number of full time equivalent employees. Headcount growth was mostly attributable to flight crews to support a 7.3 percent increase in average number of aircraft in service year over year and flight operations and maintenance staff to support increasing Airbus operations

•
Station operations expense increased approximately 14.9 percent on a 9.4 percent increase in departures, due primarily to an increase in airport fees at one of the company's primary leisure destinations

•	Maintenance and repairs expense increased 13.6 percent due to a 7.3 percent increase in fleet size and a larger number of heavy maintenance events versus a year ago

•
Sales and marketing expense increased approximately two million dollars or 34.6 percent from the prior year due to a combination of increased credit card interchange fees and increased advertising to launch 12 new routes in the second quarter

	1Q14	1Q13	Change
Total System*:
Operating expense per passenger	$118.32	$117.31	0.9%
Operating expense per passenger, excluding fuel	$65.76	$59.62	10.3%
Operating expense per ASM (CASM) (cents)	10.30	10.20	1.0%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	5.72	5.18	10.4%
Average block hours per aircraft per day	5.8	5.9	(1.7)%
Average system stage length (miles)	960	956	0.4%
* - Total system includes scheduled service, fixed-fee contract and non-revenue flying.

Second quarter 2014 cost trends

•	CASM is expected to increase between three and five percent. This guidance assumes first quarter's average cost per gallon of $3.20

•	CASM ex fuel is expected to increase between five and seven percent

•	Increase in salaries and wages to support growth, higher maintenance expenses due to more aircraft heavy checks, and higher aircraft lease rental expense due to sub-service arrangements

•	On a full year basis the company continues to expect monthly maintenance and repairs expense per aircraft between $100 and $110 thousand

Allegiant Q1 2014 Earnings

Balance sheet highlights

•	Returned $42 million to shareholders through a special dividend of $2.25 per share

•	Repurchased 730,162 shares of common stock for $72 million in the first quarter. The company has $68 million in repurchase authority remaining

•	$302 million in unrestricted cash and $149 million in total debt as of April 22, 2014

Unaudited (millions)	3/31/2014	12/31/2013	Change
Unrestricted cash*	$365.8	$387.1	(5.5)%
Total debt	$229.3	$234.3	(2.1)%
Total Allegiant Travel Company stockholders’ equity	$341.4	$375.7	(9.1)%

	Three Months Ended March 31,
Unaudited (millions)	2014	2013	Change
Capital expenditures	$11.1	$13.1	(15.3)%
* - Unrestricted cash includes investments in marketable securities.

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Guidance, subject to revision

Revenue guidance	April 2014	2Q14
Estimated PRASM year-over-year change	9 to 10%	2 to 4%
Estimated TRASM year-over-year change	6 to 7%	0.5 to 2.5%

Fixed fee and other revenue guidance		2Q14
Fixed fee and other revenue (millions)		$1 to $3

Capacity guidance
System	2Q14	3Q14	FY14
Departure year-over-year growth	10 to 12%	10 to 14%
ASM year-over-year growth	7 to 9%	9 to 13%	9 to 13%
Scheduled
Departure year-over-year growth	10 to 12%	10 to 14%
ASM year-over-year growth	7 to 9%	9 to 13%	9 to 13%

Cost guidance	2Q14		FY14
CASM ex fuel – year-over-year change	5 to 7%		4 to 7%
CASM - year over year change	3 to 5%

CAPEX guidance			FY14
Capital expenditures (millions)			$75 to $85
 CASM ex fuel – cost per available seat mile excluding fuel expense

Allegiant Q1 2014 Earnings

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	2Q14	YE14	YE15
MD-80 (166 seats)	53	53	53
757 (215 seats)	6	6	6
A319 (156 seats)	3	4	10
A320 (177 seats)	7	7	9
Total	69	70	78
Aircraft listed in table above include only in service aircraft

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, April 23, 2014 to discuss its first quarter 2014 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q1 2014 Earnings

Allegiant, Travel is our deal.®
Las Vegas-based Allegiant Travel Company® (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company has been named one of America’s 100 Best Small Companies by Forbes Magazine for four consecutive years.  ALGT/G

Media Inquiries: Jessica Wheeler
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of the economic downturn on leisure travel, terrorist attacks, risks inherent to airlines, our introduction of an additional aircraft type, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, problems with our aircraft, our reliance on our automated systems, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three months ended March 31, 2014 and 2013
(in thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,		Percent
	2014	2013	change
OPERATING REVENUE:
Scheduled service revenue	$203,521	$179,933	13.1
Ancillary revenue:
Air-related charges	85,454	76,813	11.2
Third party products	10,629	10,717	(0.8)
Total ancillary revenue	96,083	87,530	9.8
Fixed fee contract revenue	2,646	5,187	(49.0)
Other revenue	274	309	(11.3)
Total operating revenue	302,524	272,959	10.8
OPERATING EXPENSES:
Aircraft fuel	108,949	108,491	0.4
Salary and benefits	46,439	41,162	12.8
Station operations	22,233	19,345	14.9
Maintenance and repairs	20,600	18,128	13.6
Sales and marketing	7,818	5,808	34.6
Aircraft lease rentals	9,429	303	NM*
Depreciation and amortization	18,431	16,892	9.1
Other	11,354	10,463	8.5
Total operating expenses	245,253	220,592	11.2
OPERATING INCOME	57,271	52,367	9.4
As a percent of total operating revenue	18.9%	19.2%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	3	(38)	NM*
Interest income	(205)	(262)	(21.8)
Interest expense	3,128	2,188	43.0
Total other (income) expense	2,926	1,888	55.0
INCOME BEFORE INCOME TAXES	54,345	50,479	7.7
As a percent of total operating revenue	18.0%	18.5%
PROVISION FOR INCOME TAXES	20,270	18,648	8.7
NET INCOME	34,075	31,831	7.0
Net loss attributable to noncontrolling interest	(147)	(101)	45.5
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	34,222	31,932	7.2
Earnings per share to common stockholders (1):
Basic	$1.87	$1.66	12.7
Diluted	$1.86	$1.65	12.7
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	18,166	19,081	(4.8)
Diluted	18,248	19,207	(5.0)
 * - not meaningful

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three months ended March 31, 2014 and 2013
(Unaudited)

	Three months ended March 31,		Percent
	2014	2013	change*
OPERATING STATISTICS
Total system statistics
Passengers	2,072,720	1,880,341	10.2
Revenue passenger miles (RPMs) (thousands)	2,081,501	1,908,075	9.1
Available seat miles (ASMs) (thousands)	2,381,139	2,163,145	10.1
Load factor	87.4%	88.2%	(0.8)
Operating revenue per ASM (RASM) (cents)	12.71	12.62	0.7
Operating expense per ASM (CASM) (cents)	10.30	10.20	1.0
Fuel expense per ASM (cents)	4.58	5.02	(8.8)
Operating CASM, excluding fuel (cents)	5.72	5.18	10.4
Operating expense per passenger	$118.32	$117.31	0.9
Fuel expense per passenger	$52.56	$57.70	(8.9)
Operating expense per passenger, excluding fuel	$65.76	$59.62	10.3
ASMs per gallon of fuel	70.0	67.3	4.0
Departures	14,501	13,254	9.4
Block hours	36,348	33,784	7.6
Average stage length (miles)	960	956	0.4
Average number of operating aircraft during period	67.9	63.3	7.3
Average block hours per aircraft per day	5.8	5.9	(1.7)
Full-time equivalent employees at period end	2,130	1,884	13.1
Fuel gallons consumed (thousands)	34,002	32,160	5.7
Average fuel cost per gallon	$3.20	$3.37	(5.0)
Scheduled service statistics
Passengers	2,045,028	1,844,658	10.9
Revenue passenger miles (RPMs) (thousands)	2,059,188	1,879,027	9.6
Available seat miles (ASMs) (thousands)	2,327,935	2,091,451	11.3
Load factor	88.5%	89.8%	(1.3)
Departures	13,935	12,498	11.5
Average passengers per departure	147	148	(0.7)
Scheduled service seats per departure	168.5	167.7	0.5
Block hours	35,385	32,399	9.2
Yield (cents)	9.88	9.58	3.1
Scheduled service revenue per ASM (PRASM) (cents)	8.74	8.60	1.6
Total ancillary revenue per ASM (cents)	4.13	4.19	(1.4)
Total scheduled service revenue per ASM (TRASM) (cents)	12.87	12.79	0.6
Average fare - scheduled service	$99.52	$97.54	2.0
Average fare - ancillary air-related charges	$41.79	$41.64	0.4
Average fare - ancillary third party products	$5.20	$5.81	(10.5)
Average fare - total	$146.51	$144.99	1.0
Average stage length (miles)	977	978	(0.1)
Fuel gallons consumed (thousands)	33,207	31,025	7.0
Average fuel cost per gallon	$3.23	$3.41	(5.3)
Percent of sales through website during period	94.3%	94.1%	0.2

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Non-GAAP Presentations
Three Months Ended March 31, 2014 and 2013
(Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDAR is EBITDA less aircraft lease rentals expense. Neither EBITDA nor EBITDAR is a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA and EBITDAR are included as supplemental disclosures because we believe they are useful indicators of our operating performance. Further, both EBITDA and EBITDAR are well-recognized performance measurements that are frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA and EBITDAR are useful in evaluating our operating performance compared to our competitors because their calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions and lease versus purchase decisions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA and EBITDAR to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measures EBITDA and EBITDAR to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measures to the most comparable GAAP measure.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. Neither EBITDA nor EBITDAR is a GAAP measurement and our use of these measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations to GAAP net income follow.

	Three months ended March 31,		Percent
(in thousands)	2014	2013	change
Net income attributable to Allegiant Travel Company	34,222	31,932	7.2%
Plus (minus)
Interest income	(205)	(262)	(21.8)%
Interest expense	3,128	2,188	43.0%
Provision for income taxes	20,270	18,648	8.7%
Depreciation and amortization	18,431	16,892	9.1%
EBITDA	$75,846	$69,398	9.3%
Aircraft lease rentals	9,429	303	NM*
EBITDAR	$85,275	$69,701	22.3%

Total revenue	$302,524	$272,959	10.8%
EBITDA margin	25.1%	25.4%	(0.3) pp
EBITDAR margin	28.2%	25.5%	2.7 pp
* - not meaningful

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended March 31,
Return on capital calculation (millions)	2014	2013
Net income	$94.6	$88.8
Income tax	56.5	52.1
Interest expense	10.4	8.9
Less interest income	(1.0)	(1.0)
	160.5	148.8

Interest income	1.0	1.0
Tax rate	37.4%	37.0%
Numerator	101.1	94.4

Total assets as of prior March 31	859.3	793.2
Less current liabilities as of prior March 31	260.0	243.8
Plus short term debt as of prior March 31	11.9	8.1
Denominator	611.2	557.5
Return on capital employed	16.5%	16.9%

To provide more transparency into operating expenses for the quarter, the company experienced the following non-cash expense items in the first quarter of 2014.

Non-cash items (millions)	1Q14
Stock based compensation	$2.2
Loss - disposed assets	1.4
Lease maintenance accrual	0.5
Total of selected non-cash items	$4.1

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